Exhibit 4.1

AMENDMENT NO. 2

TO

RIGHTS AGREEMENT

This Amendment No. 2 (this “Second Amendment”) to the Rights Agreement (as defined below) is made and entered into as of December 8, 2023, by and between Warrior Met Coal, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

RECITALS:

WHEREAS, the Company and the Rights Agent previously entered into that certain Rights Agreement, dated as of February 14, 2020, as amended on March 4, 2022 with the Rights Agent (the “Rights Agreement”);

WHEREAS, on December 7, 2023, the Board determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement on the terms set forth herein;

WHEREAS, pursuant to Section 26 of the Rights Agreement, so long as the Rights are still redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect in accordance with the provisions of such Section 26, and as of the date hereof, the Rights are redeemable; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 26 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Second Amendment;

AGREEMENT:

NOW, THEREFORE, in consideration of the above-referenced recitals, the mutual covenants and agreements contained in this Second Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Rights Agreement as follows:

1. Sections. Section references herein shall refer to the applicable Section in the Rights Agreement.

2. Amendments.

2.1 Section 7.2, Exhibit B (Form of Right Certificate) and Exhibit C (Summary of Rights) of the Rights Agreement are hereby amended by deleting, in each applicable case, “$56.00” where it appears and replacing it with “$159.00.”

3. No Further Amendments. Except as expressly provided in this Second Amendment, all of the terms, covenants, agreements, and conditions of the Rights Agreement shall remain in full force and effect.

4. Counterparts. This Second Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. A signature to this Second Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

5. Governing Law. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

6. Entire Agreement. The Rights Agreement as amended by this Second Amendment contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any covenants or agreements except as specifically set forth herein and in the Rights Agreement, as amended by this Second Amendment.

7. Effective Date; Certification. Upon the execution and delivery of a counterpart hereof by each of the parties hereto, this Second Amendment shall be deemed effective as of the date first written above (the “Second Amendment Effective Date”), as if executed on such date. The officer of the Company executing this Second Amendment hereby certifies to the Rights Agent that the amendments to the Rights Agreement set forth in this Second Amendment are in compliance with the terms of Section 26 of the Rights Agreement and the certification contained in this Section 7 shall constitute and satisfy the certification required by Section 26 of the Rights Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

WARRIOR MET COAL, INC.

By:	/s/ Dale W. Boyles
Name:	Dale W. Boyles
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Patrick Hayes
Name:	Patrick Hayes
Title:	Vice President & Manager Client Relations